SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)                               August 19, 2005
ALLIED HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia	30030

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code                               (404) 373-4285
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On June 17, 2005, the Company filed an application with the Securities and Exchange Commission (the “Commission”) to voluntarily delist its common stock from trading on the American Stock Exchange (the “Amex”) and requested that the Amex suspend trading in the Company’s common stock if and at the time that the Commission granted the Company’s request to withdraw its common stock from listing. On August 18, 2005 the Company received an order from the Commission approving its delisting application, and, as a result of the Commission’s order, the Amex delisted the Company’s common stock on August 18, 2005.
     As a result of the delisting, the Company is attempting to have its common stock quoted on Pink Sheets; however, the Company can provide no assurance that quotations for its common stock will be included in the Pink Sheets or other quotation service.
     A copy of the press release announcing the approval of the delisting application by the Commission is filed with this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
      (c) Exhibits
99.1	Press Release of the Company dated August 19, 2005, Regarding the Delisting of the Company’s common stock from the American Stock Exchange.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.
Dated: August 25, 2005	By:	s/s Thomas H. King
		Name:	Thomas H. King
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company dated August 19, 2005, Regarding the Delisting of the Company’s common stock from the American Stock Exchange.